Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”), effective as of October 10, 2011, is made by and between DCT Industrial Trust Inc., a Maryland corporation (the “Company”), and Michael J. Ruen (the “Executive”).

WHEREAS, the Company and the Executive entered into that certain Employment Agreement dated as of October 9, 2009 (the “Employment Agreement”); and

WHEREAS, pursuant to Section 7.6 of the Employment Agreement, the Company and the Executive desire to amend certain terms of the Employment Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive agree as follows:

1. Section 1 of the Employment Agreement is replaced in its entirety by the following:

“1. Term. The Company hereby employs the Executive, and the Executive hereby accepts such employment, for a term commencing on October 10, 2009 and continuing through October 9, 2012, unless sooner terminated in accordance with the provisions of Section 4 or Section 5 (the period during which the Executive is employed hereunder being hereinafter referred to as the “Term”).”

2. Except as expressly amended hereby, the Employment Agreement continues in full force and effect in accordance with its terms. The Employment Agreement, together with any Exhibits thereto and this Amendment, constitutes the entire understanding and agreement of the parties hereto regarding the employment of the Executive.

3. This Amendment shall be governed and construed in accordance with the laws of the State of Colorado, without regard to any principles of conflicts of laws which could cause the application of the laws of any jurisdiction other than the State of Colorado.

4. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

COMPANY:

DCT INDUSTRIAL TRUST INC.

By:	/s/ Philip L. Hawkins
Name: Philip L. Hawkins
Title: President and Chief Executive Officer

EXECUTIVE:

/s/ Michael J. Ruen
Michael J. Ruen